UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 04, 2013

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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Item 3.02 Unregistered Sales of Equity Securities

On October 04, 2013, the Company closed a private placement in which it issued a total of 4,403,200 shares of common stock and warrants to purchase an additional 2,201,600 shares to 14 investors, raising a total of $1,100,800.  Warrants issued in the Offering entitled the holder thereof to purchase shares of common stock for the price of $.50 per share and expire twelve (12) months after their issuance date.  Shares were issued in reliance on Rule 506 of Regulation D.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

October 09, 2013